NETWORK SYSTEMS INTERNATIONAL, INC.
PRO FORMA STATEMENT OF OPERATIONS
NINE MONTHS ENDED JUNE 30, 2000
EXHIBIT 99.2

                                                HISTORICAL                 DEBIT               CREDIT               PRO FORMA
                                                -----------              -----------         -----------           -----------
Revenues                                         6,569,496   A            6,569,496                                       --
Cost of sales and operations                     9,934,178   A                                9,934,178                   --
                                                -----------                                                        -----------
Operating loss                                  (3,364,682)                                                               --
Other income (expense)                            (238,827)  A                                (238,827)
                                                -----------                                                        -----------
Loss from continuing
 operations, before taxes                       (3,603,509)                                                               --
Income tax benefit                              (1,080,729)  A           (1,080,729)
                                                -----------                                                        -----------
Loss from continuing operations                 (2,522,780)                                                               --
Discontinued operations, net
                                                -----------                                                        -----------
Net loss                                        (2,522,780)                                                               --
Dividends on preferred stock                        25,485                                                              25,485
                                                -----------                                                        -----------
Loss applicable to common shares                (2,548,265)                                                            (25,485)
                                                ===========                                                        ===========
Earnings (loss) per common share,
  basic and diluted:
    Continuing operations                           $(0.33)                                                             $ --
    Discontinued operations                             --                                                                --
                                                -----------                                                        -----------
                                                    $(0.33)                                                             $ --
                                                ===========                                                        ===========

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
NETWORK SYSTEMS INTERNATIONAL, INC.
PRO FORMA STATEMENT OF OPERATIONS
NINE MONTHS ENDED JUNE 30, 2000
EXHIBIT 99.2

(Continued)

                                                                                                     DEBIT              CREDIT
                               [A]
Revenues                                                                                           6,569,496
Cost of sales and operations                                                                                           9,934,178
Other income (expense)                                                                                                   238,827
Income tax benefit                                                                                 1,080,729
Discontinued operations, net                                                                       2,522,780

To reclassify results of operations to discontinued operations.



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